Fifth Amendment to the September 7, 2004 Joint Development and License Agreement Between Palomar Medical Technologies, Inc. and Johnson & Johnson Consumer Companies, Inc. (the “Agreement”)

Whereas, pursuant to the Agreement, the parties are engaged in a collaboration to develop, clinically test and potentially commercialize home-use, light-based devices for (i) reducing or reshaping body fat including cellulite; (ii) reducing appearance of skin aging; and (iii) reducing or preventing acne; and

Whereas, the parties desire to modify certain provisions of the Agreement in order to **; and

Whereas, the parties desire to modify certain provisions of the Agreement in order to Allow JJC to terminate the Agreement after the Optimization Period.

Now, Therefore, in consideration of the foregoing premises, the mutual promises and covenants of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows effective on the 1st day of April 2009 for items 1, 2, and 4, below and on the 1st day of December 2008 for items 3 and 5, below:

1. **

2.     ARTICLE III.E.3 is hereby amended and replaced with the following:

    3.        Optimization Period.

    a)        JJC shall fund Palomar’s efforts during the Optimization Period with Optimization Payments paid on a Calendar Quarterly basis. As of the Effective Date, the Parties believe that the Optimization Payments set forth in Appendix F, and as defined in ARTICLE VI.A.3, reflect a reasonable estimate of the costs to complete the Optimization Period for the ** Initial Products that enter into the Optimization Period. The cost of the activities to be conducted by Palomar during the Optimization Period is a rough estimation and not final. The Optimization Payments, as mutually agreed to during the ** for each Initial Product as provided in ARTICLE III.E.2.a) and as provided for in the R&D Plan, shall be fixed and final, subject only to changes thereto by the R&D Committee thereafter as provided in ARTICLE III (taking into account ARTICLE III.C.4.c)). **

    b)        During the Optimization Period, **Palomar shall work to complete the deliverables to be set forth in the R&D Plan, as modified for the Optimization Period, for each Initial Product that enters the Optimization Period. Palomar shall notify JJC in writing of the date of its completion of the Optimization Period for each such Initial Product.

**Omitted pursuant to request for confidential treatment by Palomar Medical Technologies, Inc. and filed separately with the SEC.

c) The Optimization Period shall end on the Optimization Completion Date**

3. Article VII.A. is hereby amended and replaced with the following:

    A.        Confidential Information. Confidential Information (as defined below) of a disclosing Party shall be safeguarded by the receiving Party with the same degree of care that the receiving Party exercises with respect to its own information of a like nature (but in no event less than reasonable care), shall not be disclosed to Third Parties and shall be made available only to the receiving Party’s employees, agents and subcontractors who agree in writing to equivalent conditions and who have a need to know the information for the purposes specified under this Agreement. The receiving Party shall acquire only such rights in the disclosing Party’s Confidential Information as are expressly set forth in this Agreement and only for as long as such rights are in effect, and shall not use any of the disclosing Party’s Confidential Information for any purpose other than as permitted under this Agreement. All Confidential Information shall remain the property of the disclosing Party. Each Party shall promptly report to the other any conduct relating to the other Party’s Confidential Information inconsistent with the provisions of this ARTICLE VII, and take such action as may be reasonably necessary and legally permissible to terminate such conduct. Each Party agrees to reproduce and include the other Party’s proprietary rights notices or reasonable equivalents on any item that contains the other Party’s Confidential Information. Each Party shall be free to disclose its own Confidential Information in its sole discretion. For clarity, JJC shall not disclose to any of its Affiliates, or allow any of its Affiliates to have access to, any Confidential Information of Palomar, unless such Affiliates is made subject to the terms of this Agreement as provided for in ARTICLE XI.C. **

4. Article X.D is hereby amended and replaced with the following:

    D.        JJC’s Right to Terminate for Convenience. JJC shall have the right to terminate this Agreement in full, or on a Field-by-Field basis, (1) upon written notice to Palomar specifying the scope of the termination and received by Palomar between the Final POP Completion and the end of the JJC Consideration Period for the affected Field(s), or (2) at any time after the Optimization Completion Date for all Initial Products for the affected Field(s) upon ** prior written notice, which notice may be received by Palomar up to ** prior to the applicable Optimization Completion Date. Neither Party shall have any other right to terminate this Agreement for convenience.

**Omitted pursuant to request for confidential treatment by Palomar Medical Technologies, Inc. and filed separately with the SEC.

5. Article XI.C is hereby amended and replaced with the following: **

PALOMAR MEDICAL TECHNOLOGIES, INC.

/s/ Joseph P. Caruso
Name: Joseph P. Caruso
Title: CEO
Date: 6/29/09

JOHNSON & JOHNSON CONSUMER COMPANIES, INC., acting through its division JOHNSON & JOHNSON CONSUMER & PERSONAL PRODUCTS WORLDWIDE

/s/ Stefano Curti
Name: Stefano Curti
Title: President
Date: June 26, 2009

**Omitted pursuant to request for confidential treatment by Palomar Medical Technologies, Inc. and filed separately with the SEC.

Exhibit A
**Omitted pursuant to request for confidential treatment by Palomar Medical Technologies, Inc. and filed separately with the SEC.

Exhibit B
**Omitted pursuant to request for confidential treatment by Palomar Medical Technologies, Inc. and filed separately with the SEC.